UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2012 (March 30, 2012)

American Oriental Bioengineering.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32569	84-0605867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town, Beijing, 100176, People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-10-5982-2039

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2012, American Oriental Bioengineering (the “Company”), received a letter from The New York Stock Exchange, Inc. (the “NYSE”), which stated, among other things, that the Company has failed to timely file its annual report with the Securities and Exchange Commission. Section 802.01E of the NYSE Listed Company Manual sets forth procedures applicable to a company that fails to timely file its annual report.

Under Section 802.01E, the NYSE allows a company six months to file its annual report from the due date of its annual report, which would be October 29, 2012 for the Company. If the Company fails to file its annual report within that time period, the NYSE may, in its sole discretion, allow the Company’s securities to remain listed for up to an additional six months, or may, in its sole discretion commence suspension and delisting procedures.

On April 6, 2012, a press release announcing the receipt of the letter from the NYSE was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
99.1	Press Release, dated April 6, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2012	American Oriental Bioengineering, Inc..
	By:	/s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer

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